UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Perspective Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), in connection with its previously announced underwritten public offering (the “Public Offering”) of 132,075,218 shares (the “Public Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and, in lieu of Public Shares to certain investors, pre-funded warrants (the “Pre-funded Warrants”) to purchase 30,086,944 shares of Common Stock. The price to the public for the Public Shares was $0.37 per Public Share, and the price to the public for the Pre-funded Warrants was $0.369 per Pre-funded Warrant, which represents the per share price for the Public Shares less the $0.001 per share exercise price for each such Pre-funded Warrant. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 24,324,324 shares of Common Stock at the same price per share as the Public Shares, which such option was fully exercised by the Underwriters on January 18, 2024. The Public Offering closed on January 22, 2024.

The gross proceeds to the Company from the Public Offering were approximately $69.0 million, before underwriting discounts and commissions and estimated expenses of the Public Offering.

The Company intends to use the net proceeds from the Public Offering for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments.

The Public Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275638), declared effective by the Securities and Exchange Commission on December 14, 2023, a base prospectus dated December 14, 2023 and the related prospectus supplement dated January 17, 2024.

The Pre-funded Warrants are exercisable at any time after the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-funded Warrant (the “Warrant Shares”) are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise. A holder of Pre-funded Warrants may not exercise such Pre-funded Warrants if the aggregate number of shares of Common Stock beneficially owned by such holder, together with its affiliates, would beneficially own more than 4.99% of the issued and outstanding shares of Common Stock following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. A holder of Pre-funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the terms of the Underwriting Agreement and the Pre-funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and the Form of Pre-funded Warrant, copies of which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and which are incorporated herein by reference.

Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Public Shares and the Pre-funded Warrants in the Public Offering, as well as the Warrant Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the anticipated use of proceeds from the Public Offering. The risks and uncertainties relating to the Company and the Public Offering include general market conditions as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Transition Report on Form 10-KT for the transition period ended December 31, 2022, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, its Current Reports on Form 8-K and the prospectus supplement dated January 17, 2024 relating to the Public Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01. Other Events.

Concurrent with the closing of the Public Offering, on January 22, 2024, pursuant to that certain Investment Agreement, dated January 8, 2024, between the Company and Lantheus Alpha Therapy, LLC (“Lantheus”), the Company closed its previously announced private placement of 56,342,355 shares of Common Stock to Lantheus at a price of $0.37 per share, for gross proceeds of approximately $20.8 million (the “Private Placement” and together with the Public Offering, the “Offerings”).

The Company issued press releases announcing the launch of the Public Offering, the pricing of the Offerings and the closing of the Offerings on January 17, 2024, January 18, 2024 and January 22, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated January 17, 2024, by and between Perspective Therapeutics, Inc. and Oppenheimer & Co. Inc
4.1	Form of Pre-funded Warrant to Purchase Common Stock
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
99.1	Press Release issued by Perspective Therapeutics, Inc. announcing the launch of the Public Offering on January 17, 2024
99.2	Press Release issued by Perspective Therapeutics, Inc. announcing the pricing of the Offerings on January 18, 2024
99.3	Press Release issued by Perspective Therapeutics, Inc. announcing the closing of the Offerings on January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date: January 22, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer